
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                     104,953,883
<SECURITIES>                                         0
<RECEIVABLES>                                  343,432<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             108,609,578<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               108,609,578<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            27,134,885<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,526,515
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             21,608,370
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         21,608,370
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                21,608,370
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,312,263.
<F2>Liabilities include redemptions payable of $805,161, accrued management fees of $360,288 and common administrative expenses payable of $162,883.
<F3>Total revenue includes realized trading revenue of $26,063,854, net change in unrealized of $(2,018,257) and interest income of $3,089,288.
<F4>Total revenue includes realized trading revenue of $26,063,854, net change in unrealized of $(2,018,257) and interest income of $3,089,288.

